EXHIBIT 10.2


                       DEVELOPMENT AND LICENSING AGREEMENT
                                       FOR
                                SAFETY INTRODUCER
                                     BETWEEN
                             MED-DESIGN CORPORATION
                                       AND
                                 MEDAMICUS, INC.


This Development and Licensing Agreement ("the "Agreement") is entered into and made effective this 25th day of August, 2000 (the "Effective Date") by and between:

Med-Design Corporation      and         MedAmicus, Inc.
2810 Bunsen Avenue                      15301 Highway 55 West
Ventura, California  93003              Plymouth, Minnesota  55447

(hereinafter referred to as "MDC")      (hereinafter referred to as "MedAmicus")

RECITALS

         WHEREAS, MedAmicus and MDC wish to enter into an Agreement for the development of the MedAmicus Safety Introducer(TM) and the licensing of certain intellectual property owned by MDC.

         WHEREAS, MDC will incorporate MDC's retraction technology for the needle of the MedAmicus Safety Introducer into the Safety Introducer for use in introducing pacing leads, infusion ports, dialysis catheters and other pacing and interventional radiological procedures which require access to the central venous system.

         NOW THEREFORE, for and in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         1.1 "MedAmicus Safety Introducer" as used herein shall mean a medical device used to ***.

         1.2 "MDC Patent Rights" as used herein shall means patents and patent applications relating to MDC's retraction technology and any improvements or modifications to MDC's retraction technology, its manufacture or use, and any subsequently filed patent applications and any patents issuing therefrom that are owned by or assigned to MDC and any other patents and patent applications in which MDC has an ownership or licensable interest relating to retraction technology, including any patents or patent applications on inventions developed by MDC in the course of MDC's developing retraction technology for the MedAmicus Safety Introducer under this Agreement.

         1.3 The "Product" as used herein shall means the MedAmicus Safety Introducer with ***.

         1.4 "The Field" as used herein shall means any use of the Product which is not inconsistent with rights conveyed by MDC to Becton, Dickinson & Company.

         1.5 The "Project" as used herein shall mean the development of the Product.


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2.       PRODUCT DEVELOPMENT

         MDC and MedAmicus have set forth the primary specifications (the "Specifications") of the MedAmicus Safety Introducer, along with an estimate of development costs and timetables, attached hereto as Exhibit A. Prior to commencing work, appropriate technical personnel from each party will evaluate, and all parties will mutually agree including both parties patent counsels, to modifications of Exhibit A, if necessary. MDC will then develop the Product according to the agreed upon Specifications and within the agreed upon time schedule. Deviations from that set forth in Exhibit A, which materialize as the work progresses, shall be mutually agreed upon in good faith by the parties in writing. Approval of changes shall not be unreasonably withheld by either party. If material changes in the design are requested by MedAmicus, Exhibit A shall be amended to provide for a reasonable extension of time to complete the Project.

         It is estimated by MDC that its development costs (the "Costs") of the Project shall approximate $300,000, which is subject to reasonable good faith adjustment as the Specifications become better defined. MedAmicus shall reimburse MDC for 50% of the Costs. Upon mutual agreement that there has been successful completion of a milestone, MedAmicus will pay MDC an amount as set forth in Exhibit A.

         Upon completion of the development effort, all subsequent specifications and drawings of the design shall be provided to MedAmicus in a form which will allow MedAmicus to transfer the Product into manufacturing and meet the requirements of the Medical Device Directive and ISO 46001.

3.       LICENSE

         MDC grants MedAmicus an exclusive, worldwide license under the MDC Patent Rights to make, use, sell and have made the Product in the Field.

         During the term of this Agreement, MDC hereby grants MedAmicus a license to use all trademarks which are or may be owned by MDC in connection with the Product under an appropriate royalty-free trademark license agreement.

4.       ROYALTIES

         4.1 In consideration for the exclusive license granted hereunder, MedAmicus will pay to MDC royalties each year based on each Product sold per year worldwide, whether the Product is sold alone in component form or the Product is sold in a kit, in accordance with the following schedule:

         Product                                 Royalty Rate
         -------                                 ------------
         Sold in component form                  $*** per Product
         Sold in a  kit                          $*** per kit

         The royalty rate set forth in the schedule above may be increased each year based on (a) the consumer price index or (b) the percentage increase in MedAmicus price charged for the Product and Product in component form sold in a kit, whichever is greater.

         4.2 MedAmicus agrees to keep complete and accurate records of its sales of Products and kits and all data necessary for the computation of payments to be made to MDC hereunder. Payments shall be made on or before the last business day of July, October January and April of each year for the sales of the Product and kits during the preceding quarterly periods ending on the last day of June, September, December and March, respectively. Such payments shall be accompanied by a statement showing the total net sales of the Product and kits by MedAmicus, and such other particulars as are necessary for an accurate accounting of the payments made pursuant to this Agreement. Payment of the amount due shall accompany such statement.


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5.       MINIMUMS

         This Agreement does not contemplate any minimums for MedAmicus to retain its exclusive licenses hereunder.

6.       INTELLECTUAL PROPERTY

         6.1 OWNERSHIP

         It is understood by both parties that the MedAmicus Safety Introducer is intellectual property owned by MedAmicus. The design concept of the MedAmicus Safety Introducer was disclosed to MDC under a confidentiality agreement at a meeting of the party's representatives on May 31, 2000. MedAmicus shall not acquire any property rights in the MDC Patent Rights. The development of the retractions technology applied to the MedAmicus Safety Introducer and any patent rights relative thereto shall be owned by MDC.

         6.2 MEDAMICUS WARRANTY

         MedAmicus represents that it is, or will be, applying for U.S. patent protection on the design of the MedAmicus Safety Introducer, and, at its sole discretion, shall determine whether to apply for international patent protection.

         6.3 OBLIGATION FOR ENFORCING PATENT RIGHTS

         MedAmicus will, at its discretion, vigorously enforce its patented position related to the Product, unless such patent dispute is related to MDC's Patent Rights. MedAmicus hereby indemnifies and agrees to hold MDC harmless against any costs, claims or damages arising out of patent challenges that may be brought regarding the Product, except when such challenge is based substantially on the MDC Patent Rights, in which case Section 6.4 shall apply.

         6.4 WARRANTY AND OBLIGATION OF MDC

         a) MDC represents that it is the owner of the MDC Patent Rights and has the right and the ability to grant the license described herein.

         b) If MedAmicus is sued in the United States by a third party in an action for patent infringement based on the manufacture, use or sale of the retraction technology portion of the Product represented by MDC Patent Rights, then the following shall apply:

              (1) If the infringement claim is based on needle retraction features of the Product developed by MDC then MedAmicus may deduct the following from royalties due Med-Design in the United States based on sales of such Product in the United States covered by the third party patent:

              (2) 50% of the cost and expenses (including legal fees) incurred in defense and disposition of the patent infringement action.

              (3) The deduction shall be made against present and future royalties due for sales in the United States until MedAmicus has recovered such costs and expenses.

         c) MDC, at its option, shall have the right to join in any such suit and defend such suit against MedAmicus, and select counsel to defend such suit, at any time during the course of any such suit.

         d) MDC's liability for infringement involving retraction technology by MedAmicus of third party patents shall be limited to the deduction from royalties as set forth above due for sales in the United States covered by the third party patent.

         e) In the event either party hereto receives notice of alleged third party infringement of any of MDC's Patent Rights, it shall promptly notify the other party in writing of such infringement and the following shall apply:


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              (1)  MDC shall have the right, but not the obligation, to bring suit and to control the conduct of such suit against the third party infringer, and to join MedAmicus as a party to such suit, if necessary, in which event MDC shall hold MedAmicus free, clear and harmless from any and all costs and expenses of such litigation. In the event MDC exercises the right to bring suit, MedAmicus shall have the right to receive twenty-five per cent (25%) of the damages recovered after a deduction for all legal expenses by MDC, including attorney's fees, incurred and paid by MDC in such lawsuit, and MDC shall have the right to retain any remaining damages recovered.

              (2) If MDC does not bring suit against a third party infringer, as herein provided in this subparagraph (c) within nine months after receipt of notice, MedAmicus shall have the right, but shall not be obligated, to bring suit to stop such third party infringement, and to join MDC as a party to such suit, if necessary, in which event MedAmicus shall hold MDC free, clear and harmless from any and all costs and expenses of such litigation, except as set forth in the following sentence. If MedAmicus exercises its right to bring suit against a third party infringer of the MDC Patent Rights, MDC shall have the right to voluntarily join the suit and be represented by its own counsel, at its own expense. In the event MedAmicus exercises the right to bring suit for such alleged infringement, MDC shall have the right to receive twenty-five per cent (25%) of all damages recovered. If MDC does not join the suit by MedAmicus, MedAmicus shall be entitled to deduct the cost of its legal expenses, including attorney's fees, incurred and paid by it in such lawsuit from the recovery of the suit before calculating MDC's portion of the recovery.

7.       LIMITATION OF LIABILITY AND WARRANTY

         7.1 MedAmicus will indemnify MDC and hold it harmless from any claims made by customers, physicians or patients related to the malfunction, perceived malfunction or product liability of any nature relative to the Product.

         7.2 Neither party will be liable to the other for any consequential, indirect, punitive, special or incidental damages, whether foreseeable or unforeseeable, based upon this Agreement (including but not limited to, claims for loss of goodwill, profits, investments, use of money or use of products, interruption in use, stoppage of other work or impairment of other assets, or labor claims) arising out of breach of express or implied warranty, breach of contract misrepresentation, negligence, strict liability in tort or otherwise, except as otherwise provided above in this paragraph 7.

8.       TERM OF AGREEMENT AND TERMINATION

         8.1 TERM

         This Agreement shall become effective as of the Effective Date and shall continue in effect for a period equivalent to the remaining life of MedAmicus' or MDC patent rights covering aspects of the Product, and so long as the Product is covered by one or more of the MedAmicus' or MDC's patent rights, unless terminated earlier by mutual agreement of the parties or pursuant to the terms hereof. Upon its expiration, the Agreement may be extended, by mutual agreement of the parties in writing for additional periods of one year.

         8.2 TERMINATION

         MedAmicus may terminate this Agreement if MDC fails to meet the development schedule as set forth in Exhibit A. MedAmicus shall notify MDC in writing of its intent to terminate pursuant to this provision, and MDC shall have ninety days in which to cure. If MDC has not cured within ninety days, MDC shall turn over all drawings, prototypes, tooling and any other documents associated with the MedAmicus Safety Introducer, and MedAmicus shall make no further payments for development work beyond that which has already been paid. MedAmicus shall have the option to complete the development of the Product itself. If it does so, then MedAmicus shall keep track of all costs associated with completing the development and shall deduct from any future royalties due to MDC, beginning with the first royalties due, the total cost of all expenditures


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         related to the completion of the development of the Product from the time MedAmicus assumes control of the development effort.

         8.3 TERMINABLE EVENTS

         Notwithstanding the termination provisions stated in Sections 8.1 and
         8.2 above, either party shall be entitled to terminate this agreement by notice in writing to the other party in the event that any of the following occurs to the other party:

         a) If the other party enters into bankruptcy or debt reorganization proceedings.
         b) If a receiver is appointed over any of the other party's property.
         c)   If the other party discontinues business.
         d) If the other party fails to perform any of its obligations hereunder, other than a failure to meet development timetables, and such failure continues for thirty days after notice of failure is given.

9.       MISCELLANEOUS:

         9.1 NOTICE

         All notices or other communications hereunder shall be in writing and shall be hand delivered, faxed, or sent by first class United States mail to the following address:

          MDC                                    MEDAMICUS
          ---                                    ---------
          Michael Simpson                        James D. Hartman
          The Med-Design Corporation             MedAmicus, Inc.
          2810 Bunsen Avenue                     15301 Highway 55 West
          Ventura, CA  93003                     Plymouth, MN 55447
          Fax 805-339-0209                       Fax 763-559-7548

         Mailed notice shall be effective two days following the day of mailing; however, hand delivery and fax transmissions shall be effective the day received.

         9.2 GOVERNING LAW

         This Agreement is made and executed in the State of Pennsylvania, and this Agreement shall be constructed and enforced according to the laws of the State of Pennsylvania.

         9.3 SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity of any other provisions; and section titles and captions in this Agreement are for convenience only and do not define, limit or construe the contents of such paragraphs.

         9.4 ASSIGNMENT

         This Agreement may not be assigned without the prior written consent of the other party.

         9.5 SUCCESSORS

         This Agreement and all of its terms shall be binding upon the successors and permitted assigns of both parties.

         9.6 COMPLETE AGREEMENT

         Other than previously signed confidentiality agreements which shall remain in full force and effect, this Agreement contains the entire understanding among and between the parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein.


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        9.7 ARBITRATION

        The parties shall attempt in good faith to resolve any disputes arising out of the Agreement, promptly by negotiations between executives of the parties who have authority to settle disputes. After notice of a dispute and the dispute being unresolved by executives for two months, any such unresolved dispute, controversy or claim arising out of or relating to this Agreement, or the breach, validity or termination thereof, shall be finally settled by arbitration and either party may submit the dispute to arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of arbitration, except as modified by mutual agreement of the parties. The seat of the arbitration shall be (i) Minneapolis (if MedAmicus is a named defendant), or (ii) Philadelphia (if MDC is a named defendant); provided, however, that the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient under the circumstances. The appointing shall be the American Arbitration Association. Any award rendered by the arbitrators shall be in writing and shall be final and binding upon the parties, and my include an award of costs, including reasonable attorney's fees and disbursements, but shall not include punitive or consequential damages. Judgment upon the award rendered may be entered in any court having jurisdiction thereof or having jurisdiction over the appropriate party or its assets. While any dispute is pending hereunder, the parties will continue to perform their obligations as set forth herein.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written:



----------------------------------------- --------------------------------------
THE MED-DESIGN CORPORATION                MEDAMICUS, INC.
----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------
Signature                                 Signature
----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------
Print Name                                Print Name
----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------
Title                                     Title
----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------
Date                                      Date
----------------------------------------- --------------------------------------


                                    EXHIBIT A

MILESTONES AND PAYMENT SCHEULE:

--------------------- ---------------------------------------- -------- --------
                                                                        PAYMENT*
                                                                 DATE      ON
MILESTONE             DESCRIPTION                              (APPROX)   DATE
--------------------- ---------------------------------------- -------- --------
Project Definition    Final agreement by technical personnel      ***     $***
                      on all Specifications, timetable and
                      cost to complete, including review by
                      patent counsels
--------------------- ---------------------------------------- -------- --------
Design Review II      Design output from MDC                      ***     $***
--------------------- ---------------------------------------- -------- --------
Design Review III     Design Verification testing                 ***     $***
--------------------- ---------------------------------------- -------- --------
Technology Transfer   Transfer of all documentation, fixtures,    ***     $***
                      molds, prototypes to MedAmicus
--------------------- ---------------------------------------- -------- --------
     *   Payment schedule based on 50% of estimated Costs


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EXTERNAL COSTS:

All external costs will be borne by MedAmicus. These costs include, but are not limited to:
      *  Molds, fixtures and other capital equipment
      *  All external testing, including animal testing
      *  All parts for prototypes
      *  Costs for consultants for manufacturing startup

PRIMARY SPECIFICATIONS:

***


                                    EXHIBIT B

                        Med-Design Intellectual Property

Patent Rights includes the patents and patent applications as identified on the attached 5 pages, and further includes any substitutions, divisions, continuations-in-part, or reexaminations or reissues thereof, and any improvements to the above conceived of or filed on or on behalf of MDC during the term of this Agreement.


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